UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2012

(Date of report; date of

earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Ally Financial Inc. (“Ally”) has concluded that it will record a charge of approximately $270 million in the fourth quarter of 2011 for penalties expected to be imposed by certain of our regulators and other governmental agencies in connection with foreclosure related matters, which is anticipated to result in an overall net loss for Ally in the fourth quarter. This charge was recorded effective December 31, 2011, considering developments subsequent to year-end. The majority of this charge was recorded at Residential Capital, LLC (“ResCap”), which is a separate mortgage subsidiary of Ally. Further, ResCap is required to maintain consolidated tangible net worth of at least $250 million at the end of each month under the terms of certain of its credit facilities. For this purpose, consolidated tangible net worth is defined as ResCap’s consolidated equity, excluding intangible assets. As a result of this charge, ResCap’s tangible net worth was temporarily reduced to below $250 million as of December 31, 2011. This was, however, immediately remedied by Ally through a capital contribution of approximately $196.5 million, which was provided through forgiveness of intercompany debt and results in pro-forma tangible net worth at ResCap of $300 million. Notwithstanding the immediate cure, the temporary reduction in tangible net worth resulted in a covenant breach in certain of ResCap’s credit facilities. As a result, ResCap is currently seeking waivers from applicable lenders, which it expects to receive.

Forward-Looking Statements

In the foregoing disclosure, the use of the words “expect,” “anticipate,” “believe,” “intend,” or similar expressions is intended to identify forward-looking statements. All statements herein, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally's actual results may differ materially due to numerous important factors that are described in our reports filed with the Securities and Exchange Commission (SEC), each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, any additional future impact resulting from foreclosure related matters; the ability to continue to secure low cost funding for us and ResCap; continued challenges in the residential mortgage markets; and uncertainty of our ability to enter into transactions or execute strategic alternatives to realize the value of our ResCap operations. Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC.
(Registrant)

Dated:	January 31, 2012	/S/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer
and Controller